Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

American National Bankshares Inc.

Danville, Virginia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of American National Bankshares Inc. and its Subsidiary (the Company) as of December 31, 2023 and 2022, the related consolidated statements of income, comprehensive income (loss), changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2023, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company's internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013, and our report dated March 15, 2024 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

Adoption of New Accounting Standard

As discussed in Notes 1 and 5 to the financial statements, the Company changed its method of accounting for credit losses in 2023 due to the adoption of Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, including all related amendments.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Allowance for Loan Losses – Loans Collectively Evaluated for Impairment – Qualitative Factors

As described in Note 1 (Summary of Significant Accounting Policies) and Note 5 (Allowance for Credit Losses - Loans and Reserve for Unfunded Lending Commitments) to the consolidated financial statements, the Company maintains an allowance for credit losses on loans (“ACLL”) to absorb expected losses in the Company’s loan portfolio. The ACLL consists of quantitative and qualitative allowances for loans collectively assessed for credit losses and an allowance for loans that are individually assessed for credit losses.

The quantitative allowance is applied to loan balances pooled by loan type and credit risk indicator using historical default and loss experience as well as estimates for prepayments to calculate lifetime expected losses, with the exception of certain residential real estate loans that use a vintage loss estimation methodology which pools loans by date of origination and applies historical average loss rates based on the age of the loans. The qualitative adjustment factors are determined based on management’s continuing evaluation of inputs and assumptions underlying the quality of the loan portfolio. Management evaluates qualitative factors primarily by considering current and expected economic conditions; effects of changes in risk selection, underwriting standards, and lending policies; experience, ability and depth of lending personnel; changes in the quality of its loan review system; regulatory, legal, and competitive factors; and an assessment of the Company’s loss experience in comparison to peer group averages.

Management exercised significant judgment when measuring loans collectively assessed for credit losses. We identified the measurement of the ACLL as a critical audit matter as auditing the estimate involved especially complex and subjective auditor judgment in evaluating and testing management’s assessment of an inherently complex accounting estimate and process that requires significant management judgment.

The primary audit procedures we performed to address this critical audit matter included:

●

Obtaining an understanding and testing the design and operating effectiveness of the Company’s ACLL internal controls, and management review controls related to collectively evaluated loans, including the process for selection, implementation, and ongoing maintenance of:

o	The underlying methodologies of the expected loss models, including identification of loan pools, model validation, monitoring, and the completeness and accuracy of key data inputs and assumptions.
o

Qualitative factors, including development and review of the data inputs used as the basis for the allocations and management’s review and approval of the reasonableness of the assumptions used to develop the adjustments, sources of reasonable and supportable economic forecasts and other key inputs.

o	Governance and management review processes.
●	Substantively testing management’s process for measuring the ACLL related to collectively evaluated loans, including:
o	Evaluating the conceptual soundness of the model and significant assumptions, including the identification of loan pools.
o	Testing of key data inputs used in the model.
o	Evaluating the methodology’s qualitative factors, including:
■	The completeness and accuracy of the data inputs used as a basis for the qualitative factors.
■	The reasonableness of management’s judgments related to the determination of the qualitative factors.
■	The directional consistency and reasonableness of the qualitative factor adjustments.
o	Testing the mathematical accuracy of the allowance calculation.

/s/ YOUNT, HYDE & BARBOUR, P.C.

We have served as the Company's auditor since 2002.

Richmond, Virginia

March 15, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

American National Bankshares Inc.

Danville, Virginia

Opinion on the Internal Control over Financial Reporting

We have audited American National Bankshares Inc. and its Subsidiary’s (the Company) internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets as of December 31, 2023 and 2022, the related consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2023, and the related notes to the consolidated financial statements of the Company and our report dated March 15, 2024 expressed an unqualified opinion.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control over Financial Reporting

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Richmond, Virginia

March 15, 2024

American National Bankshares Inc.

Consolidated Balance Sheets

As of December 31, 2023 and 2022

(Dollars in thousands, except per share data)

	2023	2022
ASSETS
Cash and due from banks	$31,500	$32,207
Interest-bearing deposits in other banks	35,219	41,133
Securities available for sale, at fair value	521,519	608,062
Restricted stock, at cost	10,614	12,651
Loans held for sale	1,279	1,061
Loans, net of deferred fees and costs	2,288,320	2,186,449
Less allowance for credit losses	(25,273)	(19,555)
Net loans	2,263,047	2,166,894
Premises and equipment, net	31,809	32,900
Assets held-for-sale	1,131	1,382
Other real estate owned, net of valuation allowance	—	27
Goodwill	85,048	85,048
Core deposit intangibles, net	2,298	3,367
Bank owned life insurance	30,409	29,692
Other assets	76,844	51,478
Total assets	$3,090,717	$3,065,902

LIABILITIES and SHAREHOLDERS' EQUITY
Liabilities:
Noninterest-bearing deposits	$805,584	$1,010,602
Interest-bearing deposits	1,800,929	1,585,726
Total deposits	2,606,513	2,596,328
Customer repurchase agreements	59,348	370
Other short-term borrowings	35,000	100,531
Junior subordinated debt	28,435	28,334
Other liabilities	18,253	19,165
Total liabilities	2,747,549	2,744,728

Commitments and contingencies

Shareholders' equity:
Preferred stock, $5 par value, 2,000,000 shares authorized, none outstanding	—	—
Common stock, $1 par value, 20,000,000 shares authorized, 10,633,409 shares outstanding at December 31, 2023 and 10,608,781 shares outstanding at December 31, 2022	10,551	10,538
Capital in excess of par value	142,834	141,948
Retained earnings	232,847	223,664
Accumulated other comprehensive loss, net	(43,064)	(54,976)
Total shareholders' equity	343,168	321,174
Total liabilities and shareholders' equity	$3,090,717	$3,065,902

The accompanying notes are an integral part of the consolidated financial statements.

American National Bankshares Inc.

Consolidated Statements of Income

For the Years Ended December 31, 2023, 2022, and 2021

(Dollars in thousands, except per share data)

	2023	2022	2021
Interest and Dividend Income:
Interest and fees on loans	$106,471	$82,568	$87,040
Interest and dividends on securities:
Taxable	10,358	10,065	7,309
Tax-exempt	139	407	385
Dividends	676	473	464
Other interest income	2,585	2,491	598
Total interest and dividend income	120,229	96,004	95,796
Interest Expense:
Interest on deposits	28,843	3,553	3,645
Interest on short-term borrowings	5,192	659	22
Interest on subordinated debt	—	—	203
Interest on junior subordinated debt	1,612	1,554	1,535
Total interest expense	35,647	5,766	5,405
Net Interest Income	84,582	90,238	90,391
Provision for (recovery of) credit losses	495	1,597	(2,825)
Net Interest Income after Provision for (Recovery of) Credit Losses	84,087	88,641	93,216
Noninterest Income:
Wealth management income	6,751	6,521	6,019
Service charges on deposit accounts	2,216	2,676	2,611
Interchange fees	4,775	4,107	4,152
Other fees and commissions	650	906	801
Mortgage banking income	824	1,666	4,195
Securities (losses) gains, net	(68)	—	35
Income from Small Business Investment Companies	932	1,409	1,972
Income from insurance investments	764	747	1,199
Losses on premises and equipment, net	(155)	(228)	(885)
Other	1,647	1,003	932
Total noninterest income	18,336	18,807	21,031
Noninterest Expense:
Salaries and employee benefits	36,356	36,382	32,342
Occupancy and equipment	6,219	6,075	6,032
FDIC assessment	1,404	903	864
Bank franchise tax	2,052	1,953	1,767
Amortization of intangible assets	1,069	1,260	1,464
Data processing	3,565	3,310	2,958
Software	1,829	1,505	1,368
Other real estate owned, net	(10)	3	131
Merger related expenses	2,577	—	—
Other	12,989	12,695	12,082
Total noninterest expense	68,050	64,086	59,008
Income Before Income Taxes	34,373	43,362	55,239
Income Taxes	8,214	8,934	11,713
Net Income	$26,159	$34,428	$43,526
Net Income Per Common Share:
Basic	$2.46	$3.23	$4.00
Diluted	$2.46	$3.23	$4.00
Weighted Average Common Shares Outstanding:
Basic	10,627,709	10,672,314	10,873,817
Diluted	10,628,559	10,674,613	10,877,231

The accompanying notes are an integral part of the consolidated financial statements.

American National Bankshares Inc.

Consolidated Statements of Comprehensive Income (Loss)

For the Years Ended December 31, 2023, 2022, and 2021

(Dollars in thousands)

	Year Ended December 31,
	2023	2022	2021
Net income	$26,159	$34,428	$43,526

Other comprehensive income (loss):

Unrealized gains (losses) on securities available for sale	14,709	(68,877)	(12,236)
Tax effect	(3,168)	14,868	2,643

Reclassification adjustment for losses (gains) on sale or call of securities	68	—	(35)
Tax effect	(14)	—	7

Unrealized gains on cash flow hedges	795	4,125	2,068
Tax effect	(387)	(866)	(434)

Change in unfunded pension liability	(112)	1,082	590
Tax effect	21	(233)	(115)

Other comprehensive income (loss)	11,912	(49,901)	(7,512)

Comprehensive income (loss)	$38,071	$(15,473)	$36,014

The accompanying notes are an integral part of the consolidated financial statements.

American National Bankshares Inc.

Consolidated Statements of Changes in Shareholders' Equity

For the Years Ended December 31, 2023, 2022, and 2021

(Dollars in thousands, except per share data)

				Accumulated
		Capital in		Other	Total
	Common	Excess of	Retained	Comprehensive	Shareholders'
	Stock	Par Value	Earnings	Income (Loss)	Equity
Balance, December 31, 2020	$10,926	$154,850	$169,681	$2,437	$337,894

Net income	—	—	43,526	—	43,526
Other comprehensive loss	—	—	—	(7,512)	(7,512)
Stock repurchased (265,939 shares)	(266)	(8,544)	—	—	(8,810)
Stock options exercised (5,346 shares)	5	84	—	—	89
Vesting of restricted stock (23,968 shares)	24	(24)	—	—	—
Equity based compensation (45,193 shares)	21	1,411	—	—	1,432
Cash dividends paid, $1.09 per share	—	—	(11,827)	—	(11,827)

Balance, December 31, 2021	10,710	147,777	201,380	(5,075)	354,792

Net income	—	—	34,428	—	34,428
Other comprehensive loss	—	—	—	(49,901)	(49,901)
Stock repurchased (206,978 shares)	(207)	(7,298)	—	—	(7,505)
Stock options exercised (713 shares)	1	11	—	—	12
Vesting of restricted stock (17,583 shares)	18	(18)	—	—	—
Equity based compensation (16,462 shares)	16	1,476	—	—	1,492
Cash dividends paid, $1.14 per share	—	—	(12,144)	—	(12,144)

Balance, December 31, 2022	10,538	141,948	223,664	(54,976)	321,174

Net income	—	—	26,159	—	26,159
Other comprehensive income	—	—	—	11,912	11,912
Stock repurchased (34,131 shares)	(34)	(1,010)	—	—	(1,044)
Stock options exercised (4,150 shares)	4	65	—	—	69
Vesting of restricted stock (19,264 shares)	19	(19)	—	—	—
Equity based compensation (23,934 shares)	24	1,850	—	—	1,874
Impact of adoption of CECL	—	—	(4,221)	—	(4,221)
Cash dividends paid, $1.20 per share	—	—	(12,755)	—	(12,755)

Balance, December 31, 2023	$10,551	$142,834	$232,847	$(43,064)	$343,168

The accompanying notes are an integral part of the consolidated financial statements.

American National Bankshares Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023, 2022, and 2021

(Dollars in thousands)

	2023	2022	2021
Cash Flows from Operating Activities:
Net income	$26,159	$34,428	$43,526
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for (recovery of) credit losses	495	1,597	(2,825)
Depreciation	2,094	2,246	2,243
Net accretion of acquisition accounting adjustments	(1,897)	(1,597)	(5,236)
Core deposit intangible amortization	1,069	1,260	1,464
Net amortization of securities	1,038	1,646	1,846
Net loss (gain) on sale or call of securities available for sale	68	—	(35)
Gain on sale of loans held for sale	(824)	(1,666)	(4,195)
Proceeds from sales of loans held for sale	82,535	70,059	154,041
Originations of loans held for sale	(81,929)	(60,973)	(142,736)
Net (gain) loss on other real estate owned	(13)	(2)	111
Net loss on sale, write-down or disposal of premises and equipment	42	228	885
Net loss on sale of assets held-for-sale	113	—	—
Equity based compensation expense	1,874	1,492	1,432
Earnings on bank owned life insurance	(717)	(585)	(625)
Deferred income tax expense (benefit)	1,273	(385)	808
Net change in other assets	(11,197)	(2,484)	245
Net change in other liabilities	(1,217)	2,677	146
Net cash (used in) provided by operating activities	18,966	47,941	51,095

Cash Flows from Investing Activities:
Proceeds from sales of securities available for sale	13,180	—	561
Proceeds from maturities, calls and paydowns of securities available for sale	66,622	120,052	192,672
Purchases of securities available for sale	—	(106,170)	(433,690)
Net change in restricted stock	2,037	(4,595)	659
Net (increase) decrease in loans	(99,872)	(238,993)	73,836
Net change in collateral with other financial institutions	850	3,200	1,700
Proceeds from sale of other investments	493	—	—
Proceeds from swap terminations	2,037	—	—
Proceeds from sale of premises and equipment	44	4	2,031
Purchases of premises and equipment	(1,538)	(1,196)	(1,000)
Proceeds from sales of other real estate owned	40	118	704
Proceeds from the sale of assets held-for-sale	587	—	—
Net cash provided by (used in) used in investing activities	(15,520)	(227,580)	(162,527)

Cash Flows from Financing Activities:
Net change in noninterest-bearing deposits	(205,018)	1,521	178,987
Net change in interest-bearing deposits	215,234	(295,496)	100,114
Net change in customer repurchase agreements	58,978	(40,758)	(1,423)
Net change in short-term borrowings	(65,531)	100,531	—
Net change in junior subordinated debt	—	—	(7,500)
Common stock dividends paid	(12,755)	(12,144)	(11,827)
Repurchase of common stock	(1,044)	(7,505)	(8,810)
Proceeds from exercise of stock options	69	12	89
Net cash (used in) provided by financing activities	(10,067)	(253,839)	249,630

Net (Decrease) Increase in Cash and Cash Equivalents	(6,621)	(433,478)	138,198

Cash and Cash Equivalents at Beginning of Period	73,340	506,818	368,620

Cash and Cash Equivalents at End of Period	$66,719	$73,340	$506,818

The accompanying notes are an integral part of the consolidated financial statements.

American National Bankshares Inc.

Notes to Consolidated Financial Statements

December 31, 2023, 2022, and 2021

Note 1 – Summary of Significant Accounting Policies

Nature of Operations and Consolidation

The consolidated financial statements include the accounts of American National Bankshares Inc. (the "Company") and its wholly owned subsidiary, American National Bank and Trust Company (the "Bank"). The Bank offers a wide variety of retail, commercial, secondary market mortgage lending, and trust and investment services which also include non-deposit products such as mutual funds and insurance policies.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, goodwill and intangible assets.

The accompanying consolidated financial statements include financial information related to the Company and its majority-owned subsidiaries and those variable interest entities where the Company is the primary beneficiary, if any. In preparing the consolidated financial statements, all significant inter-company accounts and transactions have been eliminated. Assets held in an agency or fiduciary capacity are not included in the consolidated financial statements. Accounting guidance states that if a business enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in the consolidated financial statements of the business enterprise. An entity is deemed to be the primary beneficiary of a variable interest entity if that entity has both the power to direct the activities that most significantly impact its economic performance; and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the variable interest entity. Refer to Note 11 for further details concerning variable interest entities.

Agreement and Plan of Merger

On July 24, 2023, the Company entered into an Agreement and Plan of Merger with Atlantic Union Bankshares Corporation ("Atlantic Union"). The merger agreement provides that the Company will merge with and into Atlantic Union, with Atlantic Union continuing as the surviving entity. Immediately following the merger of the Company and Atlantic Union, the Bank will merge with and into Atlantic Union's wholly owned bank subsidiary, Atlantic Union Bank, with Atlantic Union Bank continuing as the surviving bank. Subject to the terms and conditions of the merger agreement, at the effective time of the merger, each outstanding share of common stock of the Company will be converted into the right to receive 1.35 shares of common stock of Atlantic Union, with cash to be paid in lieu of any fractional shares. The merger is expected to close on April 1, 2024, subject to satisfaction of customary closing conditions.

Cash and Cash Equivalents

Cash includes cash on hand, cash with correspondent banks, and cash on deposit at the Federal Reserve Bank of Richmond. Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less and are subject to an insignificant risk of change in value. Cash and cash equivalents are carried at cost.

Interest-bearing Deposits in Other Banks

Interest-bearing deposits in other banks mature within one year and are carried at cost.

Securities

For available-for-sale ("AFS") securities, the Company evaluates the fair value and credit quality of its AFS securities on at least a quarterly basis. In the event the fair value of a security falls below its amortized cost basis, the security will be evaluated to determine whether the decline in value was caused by changes in market interest rates or security credit quality. The primary indicators of credit quality for the Company's AFS portfolio are security type and credit rating, which is influenced by a number of security-specific factors that may include obligor cash flow, geography, seniority, and others. There is currently no allowance for credit losses ("ACL") recorded against any securities in the Company's AFS securities portfolio at December 31, 2023. See Note 3 - "Securities" for additional information on the Company's ACL analysis. If unrealized losses are related to credit quality, the Company estimates the credit related loss by evaluating the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis of the security and a credit loss exists, an ACL shall be recorded for the credit loss, limited by the amount that the fair value is less than amortized cost basis.

The Company does not currently have any securities in held to maturity or trading and has no plans to add any to either category.

Equity securities with readily determinable fair values are carried at fair value with changes in fair value included in noninterest income.

Due to the nature and restrictions placed on the Company's investment in common stock of the Federal Home Loan Bank of Atlanta ("FHLB") and the Federal Reserve Bank of Richmond, these securities have been classified as restricted equity securities and carried at cost.

Loans Held for Sale

Secondary market mortgage loans are designated as held for sale at the time of their origination. These loans are pre-sold with servicing released and the Company does not retain any interest after the loans are sold. These loans consist primarily of fixed-rate, single-family residential mortgage loans which meet the underwriting characteristics of certain government-sponsored enterprises (conforming loans). In addition, the Company requires a firm purchase commitment from a permanent investor before a loan can be committed, thus limiting interest rate risk. Loans held for sale are carried at fair value. Gains on sales of loans are recognized at the loan closing date and are included in noninterest income.

Derivative Loan Commitments

The Company enters into mortgage loan commitments whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Loan commitments that are derivatives are recognized at fair value on the consolidated balance sheets with net changes in their fair values recorded in other expenses.

The period of time between issuance of a loan commitment and sale of the loan generally ranges from 30 to 60 days. The Company protects itself from changes in interest rates through the use of best efforts forward delivery contracts, by committing to sell a loan at the time the borrower commits to an interest rate with the intent that the buyer has assumed the interest rate risk on the loan. As a result, the Company is not generally exposed to significant losses nor will it realize significant gains related to its rate lock commitments due to changes in interest rates. The correlation between the rate lock commitments and the best efforts contracts is very high due to their similarity.

The fair value of rate lock commitments and best efforts contracts is not readily ascertainable with precision because rate lock commitments and best efforts contracts are not actively traded in stand-alone markets. The Company determines the fair value of rate lock commitments and best efforts contracts by measuring the change in the estimated value of the underlying assets while taking into consideration the probability that the loans will be funded.

Loans Held for Investment

The Company makes mortgage, commercial, and consumer loans. A substantial portion of the loan portfolio is secured by real estate. The ability of the Company's debtors to honor their contracts is dependent upon the real estate market and general economic conditions in the Company's market area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balance adjusted for the allowance for credit losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method. The accrual of interest on loans is generally discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Loans are typically charged off when the loan is 120 days past due, unless secured and in process of collection. Loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.

Interest accrued but not collected for loans that are placed on nonaccrual status or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is considered past due when a payment of principal or interest or both is due but not paid. Management closely monitors past due loans in timeframes of 30-59 days, 60-89 days, and 90 or more days past due.

These policies apply to all loan portfolio classes and segments.

The Company's loan portfolio is organized by major segment. These include: commercial, commercial real estate, residential real estate and consumer loans. Each segment has particular risk characteristics that are specific to the borrower and the generic category of credit. Commercial loan repayments are highly dependent on cash flows associated with the underlying business and its profitability. They can also be impacted by changes in collateral values. Commercial real estate loans share the same general risk characteristics as commercial loans but are often more dependent on the value of the underlying real estate collateral and, when construction is involved, the ultimate completion of and sale of the project. Residential real estate loans are generally dependent on the value of collateral and the credit worthiness of the underlying borrower. Consumer loans are very similar in risk characteristics to residential real estate.

Allowance for Credit Losses ("ACL") - Loans

The provision for credit losses charged to operations is an amount sufficient to bring the allowance to an estimated balance that management considers adequate to absorb expected losses in the Company's loan portfolio. The ACL is a valuation allowance that is deducted from the loans' amortized cost basis to present the net amount expected to be collected on the loans. Amortized cost is the principal balance outstanding, net of any purchase premiums and discounts and net of any deferred loan fees and costs. The ACL represents management's estimate of credit losses over the remaining life of the loan portfolio. Loans are charged off against the ACL when management believes the loan balance is no longer collectible. Subsequent recoveries of previously charged off amounts are recorded as increases to the ACL.

The Company's ACL consists of quantitative and qualitative allowances and an allowance for loans that are individually assessed for credit losses. Each of these components is determined based upon estimates and judgments. The quantitative allowance uses historical default and loss experience as well as estimates for prepayments to calculate lifetime expected losses, along with various qualitative factors, including the effects of changes in risk selection, underwriting standards, and lending policies; expected economic conditions throughout a reasonable and supportable period of 24 months; experience of lending staff; quality of the loan review system; and changes in the regulatory, legal, and competitive environment and consideration of peer loss experience. The Company considers economic forecasts from highly recognized third-parties for the model inputs. Loans are segmented based on the type of loan and internal risk ratings. The Company utilizes two calculation methodologies to estimate the collective quantitative allowance: the vintage method and the non-discounted cash flow method. Allowance estimates for residential real estate loans are determined by a vintage method which pools loans by date of origination and applies historical average loss rates based on the age of the loans. Allowance estimates for all other loan types are determined by a non-discounted cash flow method which applies historical probabilities of default and loss given default rates to model expected cash flows for each loan through its life and forecast future expected losses.

Loans that do not share risk characteristics are evaluated on an individual basis. The individual reserve component relates to loans that have shown substantial credit deterioration as measured by risk rating and/or delinquency status. In addition, the Company has elected the practical expedient that would include loans for individual assessment consideration if the repayment of the loan is expected substantially through the operation or sale of collateral because the borrower is experiencing financial difficulty. Where the source of repayment is the sale of collateral, the ACL is based on the fair value of the underlying collateral, less selling costs, compared to the amortized cost basis of the loan. If the ACL is based on the operation of the collateral, the reserve is calculated based on the fair value of the collateral calculated as the present value of expected cash flows from the operation of the collateral, compared to the amortized cost basis. If the Company determines that the value of a collateral dependent loan is less than the recorded investment in the loan, the Company charges off the deficiency if it is determined that such amount is deemed to be a confirmed loss.

Allowance for Unfunded Commitments

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The reserve for unfunded commitments is adjusted through the provision for credit losses. The calculation of the allowance is consistent with the loss rate calculations for the loan portfolio described above. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded and the provision is recorded in ACL and the reserve is in "Other Liabilities" within the Company's Consolidated Balance Sheets.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation and amortization. Premises and equipment are depreciated over their estimated useful lives ranging from three years to thirty-nine years; leasehold improvements are amortized over the lives of the respective leases or the estimated useful lives of the improvements, whichever is less. Software is generally amortized over three years. Depreciation and amortization are recorded on the straight-line method.

Costs of maintenance and repairs are charged to expense as incurred. Costs of replacing structural parts of major units are considered individually and are expensed or capitalized as the facts dictate. Gains and losses on routine dispositions are reflected in current operations.

Goodwill and Intangible Assets

Goodwill represents the excess of the cost of an acquired entity over the fair value of the identifiable net assets acquired. The Company follows Accounting Standards Codification ("ASC") 350, Intangibles - Goodwill and Other, which prescribes the accounting for goodwill and intangible assets subsequent to initial recognition. The Company performs its annual analysis as of June 30 each year. Goodwill is not amortized, but is subject to at least an annual assessment for impairment. Other acquired intangible assets with finite lives (such as core deposit intangibles) are initially recorded at estimated fair value and are amortized over their useful lives. Core deposit and other intangible assets are generally amortized using accelerated methods over their useful lives of five to ten years.

Leases

The Company determines if an arrangement is a lease at inception. All of the Company's leases are currently classified as operating leases and are included in other assets and other liabilities on the Company's Consolidated Balance Sheets. Periodic operating lease costs are recorded in occupancy expenses of premises on the Company's Consolidated Statements of Income.

Right-of-use ("ROU") assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the Company's obligation to make lease payments arising from the lease arrangements. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of the expected future lease payments over the remaining lease term. In determining the present value of future lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date. The operating ROU assets are adjusted for any lease payments made at or before the lease commencement date, initial direct costs, any lease incentives received and, for acquired leases, any favorable or unfavorable fair value adjustments. The present value of the lease liability may include the impact of options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options provided in the lease terms. Lease expense is recognized on a straight-line basis over the expected lease term. Lease agreements that include lease and non-lease components, such as common area maintenance charges, are accounted for separately.

Wealth Management Assets

Securities and other property held by the wealth management segment in a fiduciary or agency capacity are not assets of the Company and are not included in the accompanying consolidated financial statements.

Other Real Estate Owned ("OREO")

OREO represents real estate that has been acquired through loan foreclosures or deeds received in lieu of loan payments. Generally, such properties are appraised at the time acquired and are recorded at fair value less estimated selling costs. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in noninterest expense.

Bank Owned Life Insurance

In connection with mergers, the Company has acquired bank owned life insurance ("BOLI"). The asset is reflected as the cash surrender value of the policies as provided by the insurer on a monthly basis.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company – put presumptively beyond reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income Taxes

The Company uses the balance sheet method to account for deferred income tax assets and liabilities. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company had no liability for unrecognized tax benefits as of December 31, 2023 and 2022.

Stock-Based Compensation

Stock compensation accounting guidance ASC 718, Compensation - Stock Compensation, requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees' service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the market price of the Company's common stock at the date of grant is used for restricted stock awards.

Earnings Per Common Share

Basic earnings per common share represent income available to common shareholders divided by the average number of common shares outstanding during the period. Diluted earnings per common share reflect the impact of additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company consist solely of outstanding stock options and are determined using the treasury method. Nonvested shares of restricted stock are included in the computation of basic earnings per share because the holder has voting rights and shares in non-forfeitable dividends during the vesting period.

Comprehensive Income

Comprehensive income is shown in a two statement approach; the first statement presents total net income and its components followed by a second statement that presents all the components of other comprehensive income which include unrealized gains and losses on available for sale securities, unrealized gains and losses on cash flow hedges, and changes in the funded status of the defined benefit postretirement plan.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred.

Mergers and Acquisitions

Business combinations are accounted for under ASC 805, Business Combinations, using the acquisition method of accounting. The acquisition method of accounting requires an acquirer to recognize the assets acquired and the liabilities assumed at the acquisition date measured at their fair values as of that date. To determine the fair values, the Company relies on third party valuations, such as appraisals, or internal valuations based on discounted cash flow analyses or other valuation techniques. Under the acquisition method of accounting, the Company identifies the acquirer and the closing date and applies applicable recognition principles and conditions. Acquisition-related costs are costs the Company incurs to effect a business combination. Those costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Some other examples of costs to the Company include systems conversions, integration planning consultants and advertising costs. The Company accounts for acquisition-related costs as expenses in the periods in which the costs are incurred and the services are received, with one exception. The costs to issue debt or equity securities is recognized in accordance with other applicable GAAP. These acquisition-related costs have been and will be included within the consolidated statements of income classified within the noninterest expense caption. Merger related expenses were $2.6 million for the year ended December 31, 2023. There were no such acquisition related costs for the years ended December 31, 2022, or 2021.

Derivative Financial Instruments

The Company uses derivatives primarily to manage risk associated with changing interest rates. The Company's derivative financial instruments consisted of interest rate swaps that qualify as cash flow hedges of the Company's trust preferred capital notes. The Company recognized derivative financial instruments at fair value as either an other asset or other liability in the consolidated balance sheets. The effective portion of the gain or loss on the Company's cash flow hedges was reported as a component of other comprehensive income, net of deferred income taxes, and was reclassified into earnings in the same period or periods during which the hedged transactions affect earnings. The company terminated the interest rate swaps in October 2023. See Note 12 - "Derivative Financial Instruments and Hedging Activities" for additional information.

Reclassifications

Certain reclassifications have been made in prior years' financial statements to conform to classifications used in the current year. There were no material reclassifications.

Accounting Standards Adopted in 2023

On January 1, 2023, the Company adopted Accounting Standards Update ("ASU") 2016-13, "Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments." This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss ("CECL") methodology. CECL requires an estimate of credit losses from the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses. In addition, CECL required changes to the accounting for available for sale debt securities. One such change is to require impairments deemed to be permanent in nature as credit losses to be presented as an allowance rather than as a write-down on available for sale debt securities. The adjustments recorded at adoption were increases to the allowance for credit losses on loans of $5.2 million, $305 thousand to the reserve for unfunded loan commitments and $1.2 million to deferred tax assets. The adjustment to retained earnings was a decrease of $4.2 million.

The Company adopted ASC 326 using the prospective transition approach for purchased credit deteriorated ("PCD") assets that were previously classified as purchased credit impaired ("PCI") under ASC 310-30. Results for reporting periods beginning after January 1, 2023 are presented under CECL while prior period amounts continue to be reported in accordance with previously applicable accounting standards ("Incurred Loss Model"). The Company adopted ASC 326 using the prospective transition approach for debt securities. The Company elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans that are placed on nonaccrual status, which is generally when the loan is 90 days past due, or earlier if the Company believes the collection of interest is doubtful.

In March 2022, the Financial Accounting Standards Board ("FASB") issued ASU 2022-02, "Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures." ASU 2022-02 addresses areas identified by FASB as part of its post-implementation review of the credit losses standard that introduced the CECL model. The amendments eliminate the accounting guidance for troubled debt restructurings ("TDRs") by creditors that have adopted the CECL model and enhance the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require a public business entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. The Company adopted the provision in ASU 2022-02 related to the recognition and measurement of TDRs on a prospective basis on January 1, 2023. The TDR classification is no longer applicable subsequent to December 31, 2022. The adoption of ASU 2022-02 did not have a material effect on the Company's consolidated financial statements. See Note 4 - "Loans" for discussion.

Information contained within the report prior to adoption of ASU 2022-02 and ASU 2016-13 for the year ended December 31, 2022 and 2021, respectively, reflects prior GAAP.

In December 2022, the FASB issued ASU 2022-06, "Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848." ASU 2022-06 extends the period of time preparers can utilize the reference rate reform relief guidance in Topic 848. The objective of the guidance in Topic 848 is to provide relief during the temporary transition period, so the FASB included a sunset provision within Topic 848 based on expectations of when the London Interbank Offered Rate ("LIBOR") would cease being published. In 2021, the UK Financial Conduct Authority (FCA) delayed the intended cessation date of certain tenors of USD LIBOR to June 30, 2023. To ensure the relief in Topic 848 covers the period of time during which a significant number of modifications may take place, the ASU defers the sunset date of Topic 848 from December 31, 2022, to December 31, 2024, after which entities will no longer be permitted to apply the relief in Topic 848. The ASU was effective for all entities upon issuance. The Company adopted ASU 2022-06 in the year ended December 31, 2023. The adoption did not have a material effect on the Company's consolidated financial statements.

Recent Accounting Pronouncements

In December 2023, FASB issued ASU 2023-09, "Income Taxes (Topic 740): Improvements to Income Tax Disclosures." The amendments in this ASU require an entity to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold, which is greater than five percent of the amount computed by multiplying pretax income by the entity's applicable statutory rate, on an annual basis. Additionally, the amendments in this ASU require an entity to disclose the amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign taxes and the amount of income taxes paid (net of refunds received) disaggregated by individual jurisdictions that are equal to or greater than five percent of total income taxes paid (net of refunds received). Lastly, the amendments in this ASU require an entity to disclose income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign and income tax expense (or benefit) from continuing operations disaggregated by federal, state, and foreign. This ASU is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis; however, retrospective application is permitted. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.

In November 2023, the Financial Accounting Standards Board (FASB) issued ASU 2023-07, "Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures." The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark ("CODM"), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity's consolidated financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively. The Company does not expect the adoption of ASU 2023-07 to have a material impact on its consolidated financial statements.

In October 2023, the Financial Accounting Standards Board (FASB) issued ASU 2023-06, "Disclosure Improvements: Codification Amendments in Response to the SEC's Disclosure Update and Simplification Initiative." This ASU incorporates certain U.S. Securities and Exchange Commission ("SEC") disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to more easily compare entities subject to the SEC's existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC's regulations. For entities subject to the SEC's existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. The Company does not expect the adoption of ASU 2023-06 to have a material impact on its consolidated financial statements.

Note 2 – Restrictions on Cash

The Company maintains cash accounts in other commercial banks. The amount on deposit with correspondent institutions at December 31, 2023 exceeded the insurance limits of the FDIC by $2.8 million.

Note 3 - Securities

The amortized cost and estimated fair value of investments in securities at December 31, 2023 and 2022 were as follows (dollars in thousands):

	December 31, 2023
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Securities available for sale:
U.S. Treasury	$131,731	$—	$7,964	$123,767
Federal agencies and GSEs	76,702	3	4,472	72,233
Mortgage-backed and CMOs	292,590	1	35,827	256,764
State and municipal	45,999	—	3,577	42,422
Corporate	30,812	—	4,479	26,333
Total securities available for sale	$577,834	$4	$56,319	$521,519

The Company had no equity securities at December 31, 2023 or December 31, 2022.

(Dollars in thousands)	December 31, 2022
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Securities available for sale:
U.S. Treasury	$152,033	$—	$12,606	$139,427
Federal agencies and GSEs	90,363	4	7,019	83,348
Mortgage-backed and CMOs	336,393	1	42,301	294,093
State and municipal	69,023	12	5,312	63,723
Corporate	31,299	—	3,828	27,471
Total securities available for sale	$679,111	$17	$71,066	$608,062

The amortized cost and estimated fair value of investments in debt securities at December 31, 2023, by contractual maturity, are shown in the following table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Because mortgage-backed securities have both known principal repayment terms as well as unknown principal repayments due to potential borrower pre-payments, it is difficult to accurately predict the final maturity of these investments. Mortgage-backed securities are shown separately (dollars in thousands):

	Available for Sale
	Amortized
	Cost	Fair Value
Due in one year or less	$66,221	$64,528
Due after one year through five years	155,815	144,776
Due after five years through ten years	52,229	45,302
Due after ten years	10,979	10,148
Mortgage-backed and CMOs	292,590	256,765
	$577,834	$521,519

Gross realized gains and losses on, and the proceeds from the sale of, securities available for sale were as follows (dollars in thousands):

	For the Year Ended December 31,
	2023	2022	2021
Gross realized gains	$55	$—	$35
Gross realized losses	(123)	—	—
Proceeds from sales of securities	13,180	—	561

Securities with a carrying value of approximately $202.0 million and $118.9 million at December 31, 2023 and 2022, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes as required by law. FHLB letters of credit were used as additional collateral in the amounts of $210.0 million at December 31, 2023 and $170.0 million at December 31, 2022.

Unrealized Losses on Securities

The following table shows estimated fair value and gross unrealized losses for which an ACL has not been recorded, aggregated by category and length of time that securities have been in a continuous unrealized loss position, at December 31, 2023. The reference point for determining when securities are in an unrealized loss position is month end. Therefore, it is possible that a security's market value exceeded its amortized cost on other days during the past twelve-month period.

AFS securities that have been in a continuous unrealized loss position, at December 31, 2023, were as follows (dollars in thousands):

	Total		Less than 12 Months		12 Months or More
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
U.S. Treasury	$123,767	$7,964	$—	$—	$123,767	$7,964
Federal agencies and GSEs	71,975	4,472	210	—	71,765	4,472
Mortgage-backed and CMOs	256,615	35,827	111	2	256,504	35,825
State and municipal	42,377	3,577	1,621	15	40,756	3,562
Corporate	26,333	4,479	1,506	194	24,827	4,285
Total	$521,067	$56,319	$3,448	$211	$517,619	$56,108

U.S. Treasury: The unrealized losses on the Company's investment in 19 U.S. Treasury securities were caused by normal market fluctuations. Nineteen of these securities were in an unrealized loss position for 12 months or more. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company concluded there were no credit related losses at December 31, 2023.

Federal agencies and GSEs: The unrealized losses on the Company's investment in 38 government sponsored entities ("GSEs") were caused by normal market fluctuations. Thirty-seven of these securities were in an unrealized loss position for 12 months or more. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company concluded there were no credit related losses at December 31, 2023.

Mortgage-backed securities: The unrealized losses on the Company's investment in 131 GSE mortgage-backed securities were caused by normal market fluctuations. One hundred twenty-one of these securities were in an unrealized loss position for 12 months or more. The contractual cash flows of those investments are guaranteed by an agency of the U.S. Government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company's investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company concluded there were no credit related losses at December 31, 2023.

Collateralized Mortgage Obligations: The unrealized losses associated with 53 GSE collateralized mortgage obligations ("CMOs") were due to normal market fluctuations. All of these securities were in an unrealized loss position for 12 months or more. The contractual cash flows of these investments are guaranteed by an agency of the U.S. Government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company's investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of its amortized cost bases, which may be maturity, the Company concluded there were no credit related losses at December 31, 2023.

State and municipal securities: The unrealized losses on 59 state and municipal securities were caused by normal market fluctuations. Fifty-seven of these securities were in an unrealized loss position for 12 months or more. These securities are of high credit quality (rated A- or higher), and principal and interest payments have been made timely. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company concluded there were no credit related losses at December 31, 2023.

Corporate securities: The unrealized losses on 12 corporate securities were caused by normal market fluctuations and not credit deterioration. All of these securities were in an unrealized loss position for 12 months or more. These securities are not rated, but the Company conducted thorough internal credit reviews prior to purchase and conducts ongoing quarterly reviews of these companies as well, and the Company's analysis did not indicate the existence of credit loss. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost basis of the investments. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, the Company concluded there were no credit related losses at December 31, 2023.

Due to restrictions placed upon the Bank's common stock investment in the Federal Reserve Bank of Richmond and FHLB, these securities have been classified as restricted equity securities and carried at cost. These restricted securities are not subject to the investment security classification requirements and are included as a separate line item on the Company's consolidated balance sheet. Restricted equity securities consist of Federal Reserve Bank of Richmond stock in the amount of $6.6 million and $6.5 million as of December 31, 2023 and 2022 respectively, and FHLB stock in the amount of $4.0 million and $6.1 million as of December 31, 2023 and 2022, respectively.

Allowance for Credit Losses-Available for Sale Securities

As of December 31, 2023 and 2022, there were no allowances for credit losses-securities available for sale. The Company does not believe that the AFS debt securities that were in an unrealized loss position as of December 31, 2023, which were comprised of 312 individual securities, represent a credit loss impairment. As of December 31, 2023 and 2022, the gross unrealized loss positions were primarily related to mortgage-backed securities issued by U.S. government agencies or U.S. government-sponsored enterprises. These securities carry the explicit and/or implicit guarantee of the U.S. government, are widely recognized as "risk free," and have a long history of zero credit losses. Total gross unrealized losses were attributable to changes in interest rates, relative to when the investment securities were purchased, and not due to the credit quality of the investment securities. The Company does not intend to sell the investment securities that were in an unrealized loss position and it is not more likely than not that the Company will be required to sell the investment securities before recovery of their amortized cost basis, which may be at maturity.

Realized Gains and Losses

Net proceeds from sales of AFS securities for the year ended December 31, 2023 totaled $13.2 million. Gross realized gains on these sales were $55 thousand, while gross realized losses were $123 thousand, which resulted in a net realized loss of $68 thousand. The Company did not have any sales of AFS securities during the year ended December 31, 2022 and recorded realized gains of $35 thousand for the year ended December 31, 2021.

The table below shows gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities had been in a continuous unrealized loss position, at December 31, 2022 (dollars in thousands):

	Total		Less than 12 Months		12 Months or More
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
U.S. Treasury	$139,427	$12,606	$10,824	$915	$128,603	$11,691
Federal agencies and GSEs	82,958	7,019	29,204	1,920	53,754	5,099
Mortgage-backed and CMOs	293,929	42,301	96,758	7,245	197,171	35,056
State and municipal	60,629	5,312	31,866	980	28,763	4,332
Corporate	27,471	3,828	18,991	2,556	8,480	1,272
Total	$604,414	$71,066	$187,643	$13,616	$416,771	$57,450

Note 4 – Loans

Loans, excluding loans held for sale at December 31, 2023 and 2022 were comprised of the following (dollars in thousands):

	December 31,
	2023	2022
Commercial	$302,305	$304,247
Commercial real estate:
Construction and land development	274,035	197,525
Commercial real estate - owner occupied	414,321	418,462
Commercial real estate - non-owner occupied	830,655	827,728
Residential real estate:
Residential	369,892	338,132
Home equity	90,298	93,740
Consumer	6,814	6,615
Total loans, net of deferred fees and costs	$2,288,320	$2,186,449

 Net deferred loan costs included in the above loan categories are $255 thousand for 2023 and $202 thousand for 2022 in all other categories.

Overdraft deposits were reclassified to consumer loans in the amount of $132 thousand and $70 thousand for 2023 and 2022, respectively.

Acquired Loans

The following information as of and for the year ended December 31, 2022 was in accordance with the guidance in effect prior to the adoption of ASC 326. The outstanding principal balance and the carrying amount of these loans, including ASC 310-30 loans, included in the consolidated balance sheets at December 31, 2022 were as follows (dollars in thousands):

2022
Outstanding principal balance	$125,856
Carrying amount	120,432

The outstanding principal balance and related carrying amount of purchased credit impaired loans, for which the Company applies ASC 310-30 to account for interest earned, at December 31, 2022 are as follows (dollars in thousands):

2022
Outstanding principal balance	$17,788
Carrying amount	13,541

The following table presents changes in the accretable yield on purchased credit impaired loans, for which the Company applies ASC 310-30, for the year ended December 31, 2022,(dollars in thousands):

2022
Balance at January 1	$4,902
Accretion	(2,186)
Reclassification from nonaccretable difference	986
Other changes, net (1)	(172)
Balance at December 31	$3,530

_________________________

(1)  This line item represents changes in the cash flows expected to be collected due to the impact of non-credit changes such as prepayment assumptions, changes in interest rates on variable rate acquired impaired loans, and discounted payoffs that occurred in the period.

Past Due Loans

The following table shows an analysis by portfolio segment of the Company's past due loans at December 31, 2023 (dollars in thousands):

			90 Days +
			Past Due	Non-	Total
	30- 59 Days	60-89 Days	and Still	Accrual	Past		Total
	Past Due	Past Due	Accruing	Loans	Due	Current	Loans
Commercial	$1,642	$—	$—	$—	$1,642	$300,663	$302,305
Commercial real estate:
Construction and land development	326	—	—	—	326	273,709	274,035
Commercial real estate - owner occupied	269	—	—	2,911	3,180	411,141	414,321
Commercial real estate - non-owner occupied	597	—	—	2,327	2,924	827,731	830,655
Residential:
Residential	614	208	—	390	1,212	368,680	369,892
Home equity	121	25	—	171	317	89,981	90,298
Consumer	1	3	—	15	19	6,795	6,814
Total	$3,570	$236	$—	$5,814	$9,620	$2,278,700	$2,288,320

The following table shows an analysis by portfolio segment of the Company's past due loans at December 31, 2022 (dollars in thousands):

			90 Days +
			Past Due	Non-	Total
	30- 59 Days	60-89 Days	and Still	Accrual	Past		Total
	Past Due	Past Due	Accruing	Loans	Due	Current	Loans
Commercial	$161	$—	$—	$4	$165	$304,082	$304,247
Commercial real estate:
Construction and land development	—	—	—	—	—	197,525	197,525
Commercial real estate - owner occupied	724	268	—	—	992	417,470	418,462
Commercial real estate - non-owner occupied	319	—	—	301	620	827,108	827,728
Residential:
Residential	664	90	—	797	1,551	336,581	338,132
Home equity	104	—	—	205	309	93,431	93,740
Consumer	—	—	16	—	16	6,599	6,615
Total	$1,972	$358	$16	$1,307	$3,653	$2,182,796	$2,186,449

The following table is a summary of nonaccrual loans by major categories for the dates indicated (dollars in thousands). All payments received while on nonaccrual status are applied against the principal balance of the loan. The Company does not recognize interest income while loans are on nonaccrual status.

	CECL			Incurred Loss
	December 31, 2023			December 31, 2022
	Nonaccrual Loans	Nonaccrual Loans	Total
	with No Allowance	with an Allowance	Nonaccrual Loans	Nonaccrual Loans
Commercial	$-	$-	$-	$4
Commercial real estate:
Construction and land development	-	-	-	-
Commercial real estate-owner occupied	2,911	-	2,911	-
Commercial real estate-non-owner occupied	2,327	-	2,327	301
Residential:
Residential	340	50	390	797
Home equity	-	171	171	205
Consumer	-	15	15	-
Total	$5,578	$236	$5,814	$1,307

The following table represents the accrued interest receivables written off by reversing interest during the twelve months ended December 31, 2023 (dollars in thousands).

For the Twelve Months Ended December 31, 2023
Commercial	$2
Commercial real estate:
Construction and land development	-
Commercial real estate-owner occupied	10
Commercial real estate-non-owner occupied	15
Residential:
Residential	3
Home equity	1
Consumer	-
Total accrued interest reversed	$31

The following table presents a nonaccrual loan analysis of collateral dependent loans as of December 31, 2023. Only loans over the Company's threshold are assessed (dollars in thousands).

	Residential	Business		Commercial	Owner	Total
	Properties	Assets	Land	Property	Occupied	Loans

Commercial real estate:	$-	$-	$-	$2,327	$2,911	$5,238
Residential:
Residential	340	-	-	-	-	340
Home equity	-	-	-	-	-	-
Total collateral dependent loans	$340	$-	$-	$2,327	$2,911	$5,578

The allowance for credit losses incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination or acquisition. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. The Company uses a probability of default/loss given default model to determine the allowance for credit losses. An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification.

Because the effect of most modifications made to borrowers experiencing financial difficulty is already included in the allowance for credit losses because of the measurement methodologies used to estimate the allowance, a change to the allowance for credit losses is generally not recorded upon modification. Occasionally, the Company modifies loans by providing principal forgiveness on certain of its real estate loans. When principal forgiveness is provided, the amortized cost basis of the asset is written off against the allowance for credit losses. The amount of the principal forgiveness is deemed to be uncollectible; therefore, that portion of the loan is written off, resulting in a reduction of the amortized cost basis and a corresponding adjustment to the allowance for credit losses. In some cases, the Company will modify a certain loan by providing multiple types of concessions. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness, may be granted.

The following table shows the amortized cost basis of  loans modified to borrowers experiencing financial difficulty during the year ended December 31, 2023. All loans shown in the table below are in nonaccrual status except for the residential real estate loan. All loans shown below are paying in agreement with the terms and are not past due. There have been no defaults in the years ended December 31, 2023 or 2022. It is shown by class of loan and type of concession granted and describes the financial effect of the modification made to the borrower experiencing financial difficulty (dollars in thousands):

	Type of Modification
	Amortized Cost Basis	% of Total Loan Type	Financial Effect

Commercial real estate-owner occupied	$2,315	0.56%	Term extension.
Commercial real estate-nonowner occupied	2,517	0.30	Interest rate reduction and term extension.
Residential real estate	8	-	Term extension.
Commercial real estate-owner occupied	454	0.11	Term extension.

The following table presents the Company's impaired loan balances by portfolio segment, excluding acquired impaired loans, at December 31, 2022 (dollars in thousands):

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate:
Construction and land development	—	—	—	—	—
Commercial real estate - owner occupied	2,420	2,420	—	1,454	108
Commercial real estate - non-owner occupied	1,360	1,359	—	1,186	40
Residential:
Residential	1,149	1,156	—	935	21
Home equity	165	165	—	93	—
Consumer	—	—	—	—	—
	$5,094	$5,100	$—	$3,668	$169
With a related allowance recorded:
Commercial	$—	$—	$—	$139	$—
Commercial real estate:
Construction and land development	—	—	—	—	—
Commercial real estate - owner occupied	—	—	—	—	—
Commercial real estate - non-owner occupied	—	—	—	—	—
Residential:
Residential	—	—	—	41	—
Home equity	—	—	—	—	—
Consumer	—	—	—	38	—
	$—	$—	$—	$218	$—
Total:
Commercial	$—	$—	$—	$139	$—
Commercial real estate:
Construction and land development	—	—	—	—	—
Commercial real estate - owner occupied	2,420	2,420	—	1,454	108
Commercial real estate - non-owner occupied	1,360	1,359	—	1,186	40
Residential:
Residential	1,149	1,156	—	976	21
Home equity	165	165	—	93	—
Consumer	—	—	—	38	—
	$5,094	$5,100	$—	$3,886	$169

In the table above, recorded investment may be different than unpaid principal balance due to acquired loans with a premium or discount and loans with unearned costs or unearned fees.

Residential Real Estate in process of Foreclosure

The Company had $23 thousand and $715 thousand in residential real estate loans in the process of foreclosure at December 31, 2023 and December 31, 2022, respectively. The Company had no residential OREO at December 31, 2023 and December 31, 2022.

Risk Grades

Loans classified in the Pass category typically are fundamentally sound, and risk factors are reasonable and acceptable.

Loans classified in the Special Mention category typically have been criticized internally, by loan review or the loan officer, or by external regulators under the current credit policy regarding risk grades.

Loans classified in the Substandard category typically have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are typically characterized by the possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Loans classified in the Doubtful category typically have all the weaknesses inherent in loans classified as substandard, plus the added characteristic the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur that may salvage the debt.

The following table shows the Company's recorded investment in loans by credit quality indicators further disaggregated by year of origination as of December 31, 2023 (dollars in thousands):

Commercial and Consumer Credit Exposure

Credit Risk Profile by Internally Assigned Grade

	Term Loans by Year of Origination
	2023	2022	2021	2020	2019	Prior	Revolving	Total
Commercial
Pass	$38,996	$37,024	$53,730	$18,292	$8,886	$24,380	$109,050	$290,358
Special Mention	1,311	1,071	2,054	61	386	65	1,801	6,749
Substandard	-	134	16	-	324	2,390	2,334	5,198
Total commercial	$40,307	$38,229	$55,800	$18,353	$9,596	$26,835	$113,185	$302,305
Current period gross write-offs	$-	$-	$(359)	$-	$-	$-	$(535)	$(894)

Construction and land development
Pass	$51,120	$83,122	$100,392	$7,462	$5,296	$16,116	$6,063	$269,571
Special Mention	-	-	4,364	-	-	-	-	4,364
Substandard	-	-	-	-	-	100	-	100
Total construction and land development	$51,120	$83,122	$104,756	$7,462	$5,296	$16,216	$6,063	$274,035
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Commercial real estate - owner occupied
Pass	$32,233	$60,890	$98,415	$42,971	$23,733	$138,802	$5,208	$402,252
Special Mention	-	-	1,329	-	-	788	4,529	6,646
Substandard	-	-	-	2,315	-	2,654	454	5,423
Total commercial real estate - owner occupied	$32,233	$60,890	$99,744	$45,286	$23,733	$142,244	$10,191	$414,321
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Commercial real estate - non-owner occupied
Pass	$47,264	$144,118	$219,493	$129,747	$56,852	$209,351	$6,336	$813,161
Special Mention	-	-	-	121	1,034	6,960	-	8,115
Substandard	3,073	-	1,330	1,458	1,866	1,652	-	9,379
Total commercial real estate - non-owner occupied	$50,337	$144,118	$220,823	$131,326	$59,752	$217,963	$6,336	$830,655
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Residential
Pass	$74,488	$93,929	$83,377	$23,637	$14,226	$63,336	$14,381	$367,374
Special Mention	-	256	199	-	-	757	-	1,212
Substandard	-	-	259	229	-	818	-	1,306
Total residential	$74,488	$94,185	$83,835	$23,866	$14,226	$64,911	$14,381	$369,892
Current period gross write-offs	$-	$-	$-	$-	$-	$(6)	$-	$(6)

Home equity
Pass	$-	$-	$-	$-	$-	$-	$89,872	$89,872
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	426	426
Total home equity	$-	$-	$-	$-	$-	$-	$90,298	$90,298
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$(9)	$(9)

Consumer
Pass	$2,452	$1,276	$477	$225	$141	$1,717	$509	$6,797
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	2	-	-	-	15	-	17
Total consumer	$2,452	$1,278	$477	$225	$141	$1,732	$509	$6,814
Current period gross write-offs	$(3)	$(2)	$(7)	$-	$-	$(78)	$(3)	$(93)

The following tables show the Company's loan portfolio broken down by internal risk grading as of December 31, 2022 (dollars in thousands):

Commercial and Consumer Credit Exposure

Credit Risk Profile by Internally Assigned Grade

	Commercial	Construction and Land Development	Commercial Real Estate - Owner Occupied	Commercial Real Estate - Non-owner Occupied	Residential Real Estate	Home Equity
Pass	$288,041	$197,331	$405,223	$826,844	$333,124	$93,062
Special Mention	10,657	—	2,388	239	1,577	—
Substandard	5,548	194	10,851	645	3,431	678
Doubtful	1	—	—	—	—	—
Total	$304,247	$197,525	$418,462	$827,728	$338,132	$93,740

Consumer Credit Exposure

Credit Risk Profile Based on Payment Activity

Consumer
Performing	$6,599
Nonperforming	16
Total	$6,615

Note 5 – Allowance for Credit Losses - Loans and Reserve for Unfunded Lending Commitments

Changes in the allowance for credit losses and the reserve for unfunded lending commitments (included in other liabilities) for each of the years in the three-year period ended December 31, 2023, are presented below (dollars in thousands):

	Year Ended December 31,
	2023	2022	2021
Allowance for Credit Losses
Balance, beginning of year	$19,555	$18,678	$21,403
Day 1 impact of CECL adoption	5,192	—	—
Provision for (recovery of) credit losses	433	1,597	(2,825)
Charge-offs	(1,002)	(1,019)	(146)
Recoveries	1,095	299	246
Balance, end of year	$25,273	$19,555	$18,678

	Year Ended December 31,
	2023	2022	2021
Reserve for Unfunded Lending Commitments
Balance, beginning of year	$377	$386	$304
Day 1 impact of CECL adoption	305	—	-
Provision for (recovery of) unfunded commitments	63	(9)	82
Balance, end of year	$745	$377	$386

The Company maintains an allowance for off-balance sheet credit exposures such as unfunded balances for existing lines of credit, commitments to extend future credit, as well as both standby and commercial letters of credit when there is a contractual obligation to extend credit and when this extension of credit is not unconditionally cancellable (i.e. commitment cannot be canceled at any time). The allowance for off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur, which is based on a historical funding study derived from internal information, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, which are the same loss rates that are used in computing the allowance for credit losses on loans, and are discussed in Note 1. The allowance for unfunded loan commitments is included in other liabilities on the Company's consolidated balance sheets.

The following table presents the Company's allowance for credit losses by portfolio segment at and for the year ended December 31, 2023 (dollars in thousands):

	Commercial	Construction and Land Development	Commercial Real Estate - Owner Occupied	Commercial Real Estate - Non-owner Occupied	Residential Real Estate	Home Equity	Consumer	Total
Allowance for Credit Losses
Balance at December 31, 2022	$2,874	$1,796	$3,785	$7,184	$3,077	$790	$49	$19,555
Day 1 impact of CECL adoption	883	272	1,078	2,069	653	190	47	5,192
Charge-offs	(894)	—	—	—	(6)	(9)	(93)	(1,002)
Recoveries	492	10	37	213	164	57	122	1,095
Provision/(recovery)	390	769	(317)	(355)	40	(69)	(25)	433
Balance at December 31, 2023	$3,745	$2,847	$4,583	$9,111	$3,928	$959	$100	$25,273

The following table presents the Company's allowance for loan losses by portfolio segment and the related loan balance total by segment for the year ended December 31, 2022 (dollars in thousands):

	Commercial (1)	Construction and Land Development	Commercial Real Estate - Owner Occupied	Commercial Real Estate - Non-owner Occupied	Residential Real Estate	Consumer	Total
Allowance for Loan Losses
Balance at December 31, 2021	$2,668	$1,397	$3,964	$7,141	$3,458	$50	$18,678
Charge-offs	(357)	—	—	(436)	(5)	(221)	(1,019)
Recoveries	121	—	20	3	41	114	299
Provision/(recovery)	442	399	(199)	476	373	106	1,597
Balance at December 31, 2022	$2,874	$1,796	$3,785	$7,184	$3,867	$49	$19,555

Balance at December 31, 2022:

Allowance for Loan Losses
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	2,873	1,772	3,762	7,184	3,822	49	19,462
Purchased credit impaired loans	1	24	23	—	45	—	93
Total	$2,874	$1,796	$3,785	$7,184	$3,867	$49	$19,555

Loans
Individually evaluated for impairment	$—	$—	$2,420	$1,360	$1,314	$—	$5,094
Collectively evaluated for impairment	304,240	196,357	408,656	824,153	427,809	6,599	2,167,814
Purchased credit impaired loans	7	1,168	7,386	2,215	2,749	16	13,541
Total	$304,247	$197,525	$418,462	$827,728	$431,872	$6,615	$2,186,449

(1) Includes PPP loans, which are guaranteed by the SBA and have no related allowance.

The allowance for credit losses - loans is allocated to loan segments based upon historical default and loss experience, prepayment estimates, risk grades on individual loans, and qualitative factors. Qualitative factors include effects of changes in risk selection, underwriting standards, and lending policies; expected economic conditions throughout a reasonable and supportable forecast period; experience of lending staff; quality of loan review system; and changes in the regulatory, legal, and competitive environment.

The provision expense recorded of $433 thousand for the year ended December 31, 2023 was necessitated by loan growth. For the year ended December 31, 2022, the Company recorded a provision expense of $1.6 million necessitated by loan growth. Management will continue to evaluate the adequacy of the Company's allowance for credit losses as more economic data becomes available and as changes within the Company's loan portfolio are known. Changes in economic conditions may require further changes in the level of allowance.

Note 6 – Premises and Equipment

Major classifications of premises and equipment at December 31, 2023 and 2022 are summarized as follows (dollars in thousands):

	December 31,
	2023	2022
Land	$8,859	$9,308
Buildings	32,538	32,515
Leasehold improvements	1,615	1,536
Furniture and equipment	17,216	19,379
	60,228	62,738
Accumulated depreciation	(28,419)	(29,838)
Premises and equipment, net	$31,809	$32,900

Depreciation expense was $2.1 million for the year ended December 31, 2023 and $2.2 million in 2022 and 2021.

Note 7 – Goodwill and Other Intangible Assets

The Company records as goodwill the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Impairment testing is performed annually, as well as when an event triggering impairment may have occurred. In testing goodwill for impairment, the Company must first decide if circumstances lead to a determination that it is not more likely than not that the fair value of a reporting unit is less than its carrying value. If, after assessing, it concludes that it is not more likely than not that the fair value of a reporting unit is greater than its carrying value, then no further testing is required and the goodwill is not impaired. The Company performed its annual analysis for the years ended December 31, 2023 and 2022, respectively, and no indications of impairment were noted.

Core deposit intangibles resulting from the MainStreet Bankshares, Inc. acquisition in January 2015 were $1.8 million and are being amortized on an accelerated basis over 120 months. Core deposit intangibles resulting from the acquisition of HomeTown Bankshares Corporation ("Hometown") in April 2019 were $8.2 million and are being amortized on an accelerated basis over 120 months.

The changes in the carrying amount of goodwill and intangibles for the twelve months ended December 31, 2023, are as follows (dollars in thousands):

	Goodwill	Intangibles
Balance at December 31, 2022	$85,048	$3,367
Amortization	—	(1,069)
Balance at December 31, 2023	$85,048	$2,298

Goodwill and intangible assets at December 31, 2023 and 2022 were as follows (dollars in thousands):

	Gross Carrying	Accumulated	Net Carrying
	Value	Amortization	Value
December 31, 2023
Core deposit intangibles	$19,708	$(17,410)	$2,298
Goodwill	85,048	—	85,048

December 31, 2022
Core deposit intangibles	$19,708	$(16,341)	$3,367
Goodwill	85,048	—	85,048

Amortization expense of core deposit intangibles for the years ended December 31, 2023, 2022, and 2021 was $1.1 million, $1.3 million, and $1.5 million, respectively. As of December 31, 2023, the estimated future amortization expense of core deposit intangibles is as follows (dollars in thousands):

Year	Amount
2024	$800
2025	617
2026	454
2027	291
2028	136
Total	$2,298

Note 8 – Leases

The right-of-use assets and lease liabilities relate to banking offices and other space occupied by the Company under noncancelable operating lease agreements. The aggregate right-of-use assets and lease liabilities are included in other assets and other liabilities, respectively, in the Company's consolidated balance sheets. Lease liabilities represent the Company's obligation to make lease payments and are presented at each reporting date as the net present value of the remaining contractual cash flows. Cash flows are discounted at the Company's incremental borrowing rate in effect at the commencement date of the lease. Right-of-use assets represent the Company's right to use the underlying asset for the lease term and are calculated as the sum of the lease liability and if applicable, prepaid rent, initial direct costs and any incentives received from the lessor.

The Company's long-term lease agreements are classified as operating leases. Certain of these leases offer the option to extend the lease term, and the Company has included such extensions in its calculation of the lease liabilities to the extent the options are reasonably certain of being exercised. The lease agreements do not provide for residual value guarantees and have no restrictions or covenants that would impact dividends or require incurring additional financial obligations.

The following tables present information about the Company's leases as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022, and 2021 (dollars in thousands):

	December 31, 2023	December 31, 2022
Lease liabilities	$6,541	$3,318
Right-of-use assets	$6,460	$3,245
Weighted average remaining lease term (in years)	7.49	6.77
Weighted average discount rate	4.12%	3.16%

	Year Ended	Year Ended	Year Ended
	December 31, 2023	December 31, 2022	December 31, 2021
Lease cost
Operating lease cost	$1,255	$1,072	$1,069
Short-term lease cost	—	—	—
Total lease cost	$1,255	$1,072	$1,069

Cash paid for amounts included in the measurement of lease liabilities	$1,243	$1,083	$1,047

A maturity analysis of operating lease liabilities and reconciliation of the undiscounted cash flows to the total of operating lease liabilities is as follows (dollars in thousands):

Lease payments due	As of December 31, 2023
2024	$1,204
2025	1,182
2026	964
2027	913
2028	831
2029 and after	2,547
Total undiscounted cash flows	$7,641
Discount	(1,100)
Lease liabilities	$6,541

Lease expense, a component of occupancy and equipment expense, for the years ended December 31, 2023 totaled $1.4 million and $1.2 million for the years ended December 31, 2022 and 2021. The amounts recognized in lease expense include insurance, property taxes, and common area maintenance.

Note 9 - Deposits

The aggregate amount of time deposits in denominations of $250,000 or more at December 31, 2023 and 2022 was $138.5 million and $89.8 million, respectively.

At December 31, 2023, the scheduled maturities and amounts of certificates of deposits (included in interest-bearing deposits on the consolidated balance sheets) were as follows (dollars in thousands):

Year	Amount
2024	$325,529
2025	17,422
2026	13,010
2027	6,736
2028	5,102
2029 and after	4,267
Total	$372,066

There were no brokered time deposits at December 31, 2023 or December 31, 2022.

Note 10 – Short-term Borrowings

Short-term borrowings consist of customer repurchase agreements, overnight borrowings from the FHLB, and federal funds purchased. The Company has federal funds lines of credit established with correspondent banks in the amount of $110 million and has access to the Federal Reserve Bank of Richmond's discount window. The Company has $215.5 million in collateral pledged to the Federal reserve discount window. Customer repurchase agreements are collateralized by securities of the U.S. Government, its agencies or GSEs. They mature daily. The interest rates are generally fixed but may be changed at the discretion of the Company. The securities underlying these agreements remain under the Company's control. FHLB overnight borrowings contain floating interest rates that may change daily at the discretion of the FHLB. Short-term borrowings consisted solely of the following at December 31, 2023 and 2022 (dollars in thousands):

	December 31, 2023		December 31, 2022
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Customer repurchase agreements	$59,348	4.75%	$370	0.10%
FHLB borrowings	35,000	5.57	100,531	4.42
Total short-term borrowings	$94,348	5.05%	$100,901	4.40%

Note 11 – Long-term Borrowings

Under the terms of its collateral agreement with the FHLB, the Company provides a blanket lien covering all of its residential first mortgage loans, second mortgage loans, home equity lines of credit, and commercial real estate loans. In addition, the Company pledges as collateral its capital stock in the FHLB and deposits with the FHLB. The Company has a line of credit with the FHLB equal to 30% of the Company's assets, subject to the amount of collateral pledged. As of December 31, 2023, $1.1 billion in eligible collateral was pledged under the blanket floating lien agreement which covers both short-term and long-term borrowings. FHLB availability based on pledged collateral at December 31, 2023 was $408.3 million, with $245.0 million remaining collateral eligible to be pledged.

In the regular course of conducting its business, the Company takes deposits from political subdivisions of the states of Virginia and North Carolina. At December 31, 2023, the Bank's public deposits totaled $283.8 million. The Company is required to provide collateral to secure the deposits that exceed the insurance coverage provided by the FDIC. This collateral can be provided in the form of certain types of government or agency bonds or letters of credit from the FHLB. At December 31, 2023, the Company had $210.0 million in letters of credit with the FHLB outstanding as well as $132.3 million in agency, state, and municipal securities to provide collateral for such deposits.

Junior Subordinated Debt

On April 7, 2006, AMNB Statutory Trust I, a Delaware statutory trust and a wholly owned subsidiary of the Company, issued $20 million of preferred securities (the "Trust Preferred Securities") in a private placement pursuant to an applicable exemption from registration. The Trust Preferred Securities mature on June 30, 2036, but may be redeemed at the Company's option beginning on September 30, 2011. Initially, the securities required quarterly distributions by the trust to the holder of the Trust Preferred Securities at a fixed rate of 6.66%. Effective September 30, 2011, the rate resets quarterly at the three-month LIBOR plus 1.35%. Effective July 2023, the rate resets quarterly at the three-month SOFR plus 1.35%. Distributions are cumulative and accrue from the date of original issuance but may be deferred by the Company from time to time for up to 20 consecutive quarterly periods. The Company has guaranteed the payment of all required distributions on the Trust Preferred Securities. The proceeds of the Trust Preferred Securities received by the trust, along with proceeds of $619 thousand received by the trust from the issuance of common securities by the trust to the Company, were used to purchase $20.6 million of the Company's junior subordinated debt securities (the "Trust Preferred Capital Notes"), issued pursuant to a junior subordinated debenture entered into between the Company and Wilmington Trust Company, as trustee.

The Company also has outstanding $8.8 million in junior subordinated debentures to MidCarolina Trust I and MidCarolina Trust II, two separate unconsolidated Delaware statutory trusts (the "MidCarolina Trusts"), to fully and unconditionally guarantee the preferred securities issued by the MidCarolina Trusts. These long-term obligations, which currently qualify as Tier 1 capital, constitute a full and unconditional guarantee by the Company of the MidCarolina Trusts' obligations. The MidCarolina Trusts are not consolidated in the Company's financial statements.

In accordance with ASC 810-10-15-14, Consolidation - Overall - Scope and Scope Exceptions, the Company did not eliminate through consolidation the Company's $619 thousand equity investment in AMNB Statutory Trust I or the $264 thousand equity investment in the MidCarolina Trusts. Instead, the Company reflected these equity investments in other assets in the Company's consolidated balance sheets.

A description of the junior subordinated debt securities outstanding payable to the trusts is shown below (dollars in thousands):

				Principal Amount
				As of December 31,
Issuing Entity	Date Issued	Interest Rate	Maturity Date	2023	2022
AMNB Trust I	4/7/2006	SOFR plus 1.35%	6/30/2036	$20,619	$20,619
MidCarolina Trust I	10/29/2002	SOFR plus 3.45%	11/7/2032	4,657	4,601
MidCarolina Trust II	12/3/2003	SOFR plus 2.95%	10/7/2033	3,159	3,114
				$28,435	$28,334

The principal amounts reflected above for the MidCarolina Trusts are net of fair value adjustments of $498 thousand and $449 thousand at December 31, 2023 and $554 thousand and $495 thousand at December 31, 2022, respectively. The original fair value adjustments of $1.2 million and $1.0 million were recorded as a result of the acquisition of MidCarolina on July 1, 2011, and are being amortized into interest expense over the remaining lives of the respective borrowings.

Note 12 - Derivative Financial Instruments and Hedging Activities

The Company uses derivative financial instruments ("derivatives") primarily to manage risks associated with changing interest rates. The Company's derivatives were hedging instruments in a qualifying hedge accounting relationship (cash flow or fair value hedge).

The Company designates derivatives as cash flow hedges when they are used to manage exposure to variability in cash flows on variable rate borrowings such as the Company's Trust Preferred Capital Notes. The Company uses interest rate swap agreements as part of its hedging strategy by exchanging variable-rate interest payments on a notional amount equal to the principal amount of the borrowings for fixed-rate interest payments, with such interest rates set based on benchmarked interest rates.

All interest rate swaps were entered into with counterparties that met the Company's credit standards and the agreements contain collateral provisions protecting the at-risk party. The Company believes that the credit risk inherent in these derivative contracts was not significant.

Terms and conditions of the interest rate swaps vary and amounts receivable or payable are recognized as accrued under the terms of the agreements. The Company assesses the effectiveness of each hedging relationship on a periodic basis. In accordance with ASC 815, Derivatives and Hedging, the effective portions of the derivatives' unrealized gains or losses are recorded as a component of other comprehensive income. Based on the Company's assessment, its cash flow hedges are highly effective, but to the extent that any ineffectiveness exists in the hedge relationships, the amounts would be recorded in the Company's consolidated statements of income.

The Company terminated the swap agreements on October 16, 2023, earlier than their maturity of June 2028. Net proceeds from the termination was $2.0 million for settlement of deferred gains and interest and $850 thousand cash collateral returned. The other comprehensive income component remained on the balance sheet and will accrete from the time of execution to the end of the hedge term since the swaps were terminated early.

(Dollars in thousands)	December 31, 2022
	Notional Amount	Positions	Assets	Liabilities	Cash Collateral Pledged
Cash flow hedges:
Interest rate swaps:
Variable-rate to fixed-rate swaps with counterparty	$28,500	$3	$1,325	$—	$850

In addition, the Company has commitments to fund certain mortgage loans (interest rate lock commitments) to be sold into the secondary market and forward commitments for the future delivery of mortgage loans to third party investors which are considered derivatives. It is the Company's practice to enter into forward commitments for the future delivery of residential mortgage loans when interest rate lock commitments are entered into in order to economically hedge the effect of change in interest rates resulting from its commitments to fund the loans. These mortgage banking derivatives are not designated in hedge relationships.

Note 13 – Stock-Based Compensation

The Company's 2018 Stock Incentive Plan (the "2018 Plan") provides for the granting of restricted stock awards, incentive and non-statutory options, and other equity-based awards to employees and directors at the discretion of the Compensation Committee of the Board of Directors. The 2018 Plan authorizes the issuance of up to 675,000 shares of common stock.

Stock Options

Accounting guidance requires that compensation cost relating to share-based payment transactions be recognized in the financial statements with measurement based upon the fair value of the equity or liability instruments issued. During the year ended December 31, 2023, 4,150 stock options were exercised at the granted price of $16.63. The Company had no outstanding stock option awards at December 31, 2023. There was no recognized or unrecognized stock compensation expense attributable to outstanding stock options at December 31, 2023 or 2022. No stock options were granted in 2023, 2022, and 2021.

The total proceeds of the in-the-money options exercised during the years ended December 31, 2023, 2022, and 2021 were $69 thousand, $12 thousand, and $89 thousand, respectively. Total intrinsic value (the amount by which the current fair value of the underlying stock exceeds the exercise price) of options exercised during the years ended December 31, 2023, 2022, and 2021 was $0, $16 thousand, and $96 thousand, respectively.

Restricted Stock

The Company from time-to-time grants shares of restricted stock to key employees and non-employee directors. These awards help align the interests of these employees and directors with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company's common stock. The value of the stock awarded is established as the fair market value of the stock at the time of the grant. The Company recognizes expense, equal to the total value of such awards, ratably over the vesting period of the stock grants. All restricted stock grants cliff vest at the end of a 36-month period beginning on the date of grant. Nonvested restricted stock activity for the year ended December 31, 2023 is summarized in the following table:

		Weighted
		Average Grant
	Shares	Date Value Per Share
Nonvested at December 31, 2022	71,707	$33.39
Granted	32,554	35.78
Vested	(19,805)	33.73
Forfeited	(1,878)	34.16
Nonvested at December 31, 2023	82,578	34.21

As of December 31, 2023, 2022, and 2021, there was $1.2 million, $1.1 million, and $782 thousand, respectively, in unrecognized compensation cost related to nonvested restricted stock granted under the 2018 Plan. This cost is expected to be recognized over the next 12 to 36 months. The share-based compensation expense for nonvested restricted stock was $1.1 million, $889 thousand, and $749 thousand during 2023, 2022, and 2021, respectively.

Note 14 – Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction and the states of Virginia and North Carolina. With few exceptions, the Company is no longer subject to U.S. federal, state, and local income tax examinations by tax authorities for years prior to 2020.

The components of the Company's net deferred tax assets were as follows (dollars in thousands):

	December 31,
	2023	2022
Deferred tax assets:
Allowance for credit losses	$5,476	$4,226
Nonaccrual loan interest	222	229
Other real estate owned valuation allowance	—	12
Deferred compensation	1,182	1,277
Acquisition accounting	732	1,174
Lease liability, net of right of use asset	18	16
Accrued pension liability	108	86
Net unrealized loss on cash flow hedges	387	—
Net unrealized loss on securities available for sale	12,161	15,339
Other	535	374
Total deferred tax assets	20,821	22,733

Deferred tax liabilities:
Depreciation	979	1,044
Core deposit intangibles	498	728
Deferred loan origination costs, net	55	42
Net unrealized gain on cash flow hedges	—	278
Prepaid merger expenses	1,240	—
Other	185	179
Total deferred tax liabilities	2,957	2,271
Net deferred tax assets	$17,864	$20,462

The provision for income taxes consists of the following (dollars in thousands):

	Year Ended December 31,
	2023	2022	2021
Current tax expense	$6,941	$9,319	$10,905
Deferred tax expense (benefit)	1,273	(385)	808
Total income tax expense	$8,214	$8,934	$11,713

A reconcilement of the "expected" federal income tax expense to reported income tax expense is as follows (dollars in thousands):

	Year Ended December 31,
	2023	2022	2021
Expected federal tax expense	$7,218	$9,106	$11,600
Nondeductible merger related expense	313	—	—
Nondeductible interest expense	75	10	8
Tax-exempt interest	(186)	(202)	(198)
State income taxes	261	308	326
Other, net	533	(288)	(23)
Total income tax expense	$8,214	$8,934	$11,713

Note 15 – Earnings Per Common Share

The following shows the weighted average number of shares used in computing earnings per common share and the effect on the weighted average number of shares of potentially dilutive common stock. Potentially dilutive common stock had no effect on income available to common shareholders. Nonvested restricted shares are included in the computation of basic earnings per share as the holder is entitled to full shareholder benefits during the vesting period including voting rights and sharing in nonforfeitable dividends.

	Year Ended December 31,
	2023		2022		2021
		Per Share		Per Share		Per Share
	Shares	Amount	Shares	Amount	Shares	Amount
Basic earnings per share	10,627,709	$2.46	10,672,314	$3.23	10,873,817	$4.00
Effect of dilutive securities - stock options	850	—	2,299	—	3,414	—
Diluted earnings per share	10,628,559	$2.46	10,674,613	$3.23	10,877,231	$4.00

There were no outstanding stock options that were excluded from the calculation of diluted earnings per share because their effects were anti-dilutive in 2023, 2022, and 2021.

Note 16 – Off-Balance Sheet Activities

The Company is party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if applicable, is based on management's credit evaluation of the customer.

The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

The following off-balance sheet financial instruments whose contract amounts represent credit risk were outstanding at December 31, 2023 and 2022 (dollars in thousands):

	December 31,
	2023	2022
Commitments to extend credit	$614,705	$635,851
Standby letters of credit	17,228	12,897
Mortgage loan rate lock commitments	1,822	1,920

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments generally consist of unused portions of lines of credit issued to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

At December 31, 2023, the Company had locked-rate commitments to originate mortgage loans amounting to approximately $1.8 million and loans held for sale of $1.3 million. Risks arise from the possible inability of counterparties to meet the terms of their contracts, though the Company has never experienced a failure of one of its counterparties to perform. If a loan becomes past due 90 days within 180 days of sale, the Company would be required to repurchase the loan.

Note 17 – Related Party Transactions

In the ordinary course of business, loans are granted to executive officers, directors, and their related entities. Management believes that all such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to similar, unrelated borrowers, and do not involve more than a normal risk of collectability or present other unfavorable features. As of December 31, 2023 and 2022, none of these loans was restructured, past due, or on nonaccrual status.

An analysis of these loans for 2023 is as follows (dollars in thousands):

Balance at December 31, 2022	$24,476
Additions	7,332
Repayments	(4,372)
Reclassifications(1)	9,494
Balance at December 31, 2023	$36,930

(1) Reclassifications consist of loans for two Board of Directors who joined the Company in May 2023.

Related party deposits totaled $10.6 million at December 31, 2023 and $9.5 million at December 31, 2022.

Note 18 – Employee Benefit Plans

Defined Benefit Plan

The Company previously maintained a non-contributory defined benefit pension plan which covered substantially all employees who were 21 years of age or older and who had at least one year of service. The Company froze its pension plan to new participants and converted its pension plan to a cash balance plan effective December 31, 2009. Each year, existing participants will receive, with some adjustments, income based on the yield of the 10 year U.S. Treasury Note in December of the preceding year. The Plan notified participants of the intent to apply for Internal Revenue Service approval to terminate the Pension Plan. Final determination can take 12-24 months for the projected benefit payments. Total projected payments of $3.5 million are estimated to be disbursed in 2024. Information pertaining to the activity in the plan is as follows (dollars in thousands):

	As of and for the Year Ended December 31,
	2023	2022	2021
Change in Benefit Obligation:
Projected benefit obligation at beginning of year	$3,270	$5,013	$5,821
Service cost	—	—	—
Interest cost	166	107	91
Actuarial (gain) loss	185	(1,403)	(259)
Settlement gain (loss)	—	(10)	6
Benefits paid	(78)	(437)	(646)
Projected benefit obligation at end of year	3,543	3,270	5,013

Change in Plan Assets:
Fair value of plan assets at beginning of year	4,264	5,045	4,701
Actual return on plan assets	158	(344)	190
Employer contributions	—	—	800
Benefits paid	(78)	(437)	(646)
Fair value of plan assets at end of year	4,344	4,264	5,045

Funded Status at End of Year	$801	$994	$32

Amounts Recognized in the Consolidated Balance Sheets
Other assets	$801	$994	$32

Amounts Recognized in Accumulated Other Comprehensive Loss
Net actuarial loss	$512	$400	$1,481
Deferred income taxes	(110)	(86)	(320)
Amount recognized	$402	$314	$1,161

	As of and for the Year Ended December 31,
	2023	2022	2021
Components of Net Periodic Benefit Cost
Service cost	$—	$—	$—
Interest cost	166	107	91
Expected return on plan assets	(85)	(245)	(230)
Recognized net loss due to settlement	—	112	195
Recognized net actuarial loss	—	145	182
Net periodic benefit cost	$81	$119	$238

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Loss (Income)
Net actuarial loss (gain)	$112	$(1,082)	$(590)
Amortization of prior service cost	—	—	—
Total recognized in other comprehensive loss	$112	$(1,082)	$(590)

Total Recognized in Net Periodic Benefit Cost and Other Comprehensive Loss (Income)	$193	$(963)	$(352)

The accumulated benefit obligation as of December 31, 2023, 2022, and 2021 was $3.5 million, $3.3 million, and $5.0 million, respectively. The rate of compensation increase is no longer applicable since the defined benefit plan was frozen and converted to a cash balance plan.

The plan sponsor selected the expected long-term rate-of-return-on-assets assumption in consultation with their investment advisors and actuary. This rate was intended to reflect the average rate of earnings expected to be earned on the funds invested or to be invested to provide plan benefits. Historical performance is reviewed, especially with respect to real rates of return (net of inflation), for the major asset classes held or anticipated to be held by the trust, and for the trust itself. Undue weight is not given to recent experience that may not continue over the measurement period, with higher significance placed on current forecasts of future long-term economic conditions.

Because assets are held in a qualified trust, anticipated returns are not reduced for taxes. Further, solely for this purpose, the plan is assumed to continue in force and not terminate during the period in which assets are invested. However, consideration is given to the potential impact of current and future investment policy, cash flow into and out of the trust, and expenses (both investment and non-investment) typically paid from plan assets (to the extent such expenses are not explicitly estimated within periodic cost).

Below is a description of the plan's assets. The plan's weighted-average asset allocations by asset category are as follows as of December 31, 2023 and 2022:

Asset Category	December 31,
	2023	2022
Fixed Income	54.4%	71.4%
Cash and Accrued Income	45.6%	28.6%
Total	100.0%	100.0%

The investment policy and strategy for plan assets can best be described as a growth and income strategy. Diversification is accomplished by limiting the holding of any one equity issuer to no more than 5% of total equities. Exchange traded funds are used to provide diversified exposure to the small capitalization and international equity markets. All fixed income investments are rated as investment grade, with the majority of these assets invested in corporate issues. The assets are managed by the Company's Trust and Investment Services Division. No derivatives are used to manage the assets. Equity securities do not include holdings in the Company.

The fair value of the Company's pension plan assets at December 31, 2023 and 2022, by asset category are as follows (dollars in thousands):

		Fair Value Measurements at December 31, 2023 Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Balance as of	Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Asset Category	2023	Level 1	Level 2	Level 3
Cash	$1,961	$1,961	$—	$—
Fixed income securities
Government sponsored entities	1,267	—	1,267	—
Municipal bonds and notes	733	—	733	—
Corporate bonds and notes	383	—	383	—
	$4,344	$1,961	$2,383	$—

		Fair Value Measurements at December 31, 2022 Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Balance as of	Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Asset Category	2022	Level 1	Level 2	Level 3
Cash	$1,218	$1,218	$—	$—
Fixed income securities
Government sponsored entities	1,532	—	1,532	—
Municipal bonds and notes	1,154	—	1,154	—
Corporate bonds and notes	360	—	360	—
	$4,264	$1,218	$3,046	$—

401(k) Plan

The Company maintains a 401(k) plan that covers substantially all full-time employees of the Company. The Company matches a portion of the contribution made by employee participants after at least one year of service. The Company contributed $1.4 million, $1.2 million, and $1.1 million to the 401(k) plan in 2023, 2022, and 2021, respectively. These amounts are included in employee benefits expense for the respective years.

Deferred Compensation Arrangements

Prior to 2015, the Company maintained deferred compensation agreements with former employees providing for annual payments to each ranging from $25,000 to $50,000 per year for 10 years upon their retirement. The liabilities under these agreements were accrued over the officers' remaining periods of employment so that, on the date of their retirement, the then-present value of the annual payments had been accrued. As of December 31, 2023, the Company only had one remaining agreement under which payments are being made to a former officer. The liabilities were $50 thousand and $100 thousand at December 31, 2023 and 2022, respectively. There was no expense for this agreement for the years ended December 31, 2023, 2022, and 2021. As a result of acquisitions, the Company has various agreements with current and former employees and executives with balances of $4.8 million and $5.4 million at December 31, 2023 and 2022, respectively that accrue through eligibility and are payable upon retirement. The Company recognized income of $143 thousand for the year ended December 31, 2023, due to the effect of rising interest rates on the actuarial liability. The Company recognized expenses of $159 thousand and $430 thousand for the years ended December 31, 2022 and 2021, respectively.

Certain named executive officers are eligible to participate in a voluntary, nonqualified deferred compensation plan pursuant to which the officers may defer any portion of their annual cash incentive payments. In addition, the Company may make discretionary cash bonus contributions to the deferred compensation plan. Such contributions, if any, are made on an annual basis after the Committee assesses the performance of each of the named executive officers and the Company during the most recently completed fiscal year. The contributions charged to salary expense were $90 thousand, $86 thousand and $184 for the years ended December 31, 2023, 2022, and 2021, respectively.

Incentive Arrangements

The Company maintains a cash incentive compensation plan for officers based on the Company's performance and individual officer goals. The total amount charged to salary expense for this plan was $3.3 million, $5.1 million, and $3.1 million for the years ended December 31, 2023, 2022, and 2021, respectively.

Note 19 – Fair Value Measurements

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the fair value measurements and disclosures topic of FASB ASC 825, Financial Instruments, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. The fair value guidance provides a consistent definition of fair value, which focuses on exit price in the principal or most advantageous market for the asset or liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 –	Valuation is based on quoted prices in active markets for identical assets and liabilities.
Level 2 –

Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3 –	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following describes the valuation techniques used by the Company to measure certain financial assets and liabilities recorded at fair value on a recurring basis in the financial statements:

Securities available for sale: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2).

Loans held for sale: Loans held for sale are carried at fair value. These loans currently consist of residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale (Level 2). Gains and losses on the sale of loans are recorded in current period earnings as a component of mortgage banking income on the Company's consolidated statements of income.

Derivative asset (liability) - cash flow hedges: Cash flow hedges are recorded at fair value on a recurring basis. Cash flow hedges are valued by a third party using significant assumptions that are observable in the market and can be corroborated by market data. All of the Company's cash flow hedges are classified as Level 2.

The following table presents the balances of financial assets and liabilities measured at fair value on a recurring basis during the period (dollars in thousands):

		Fair Value Measurements at December 31, 2023 Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Balance as of	Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2023	Level 1	Level 2	Level 3
Assets:
Securities available for sale:
U.S. Treasury	$123,767	$—	$123,767	$—
Federal agencies and GSEs	72,233	—	72,233	—
Mortgage-backed and CMOs	256,764	—	256,764	—
State and municipal	42,422	—	42,422	—
Corporate	26,333	—	26,333	—
Total securities available for sale	$521,519	$—	$521,519	$—
Loans held for sale	$1,279	$—	$1,279	$—

		Fair Value Measurements at December 31, 2022 Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Balance as of	Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2022	Level 1	Level 2	Level 3
Assets:
Securities available for sale:
U.S. Treasury	$139,427	$—	$139,427	$—
Federal agencies and GSEs	83,348	—	83,348	—
Mortgage-backed and CMOs	294,093	—	294,093	—
State and municipal	63,723	—	63,723	—
Corporate	27,471	—	27,471	—
Total securities available for sale	$608,062	$—	$608,062	$—
Loans held for sale	$1,061	$—	$1,061	$—
Derivative - cash flow hedges	$1,325	$—	$1,325	$—

Certain assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

The following describes the valuation techniques used by the Company to measure certain assets recorded at fair value on a nonrecurring basis in the financial statements:

Other real estate owned:  Measurement for fair values for other real estate owned are the same as impaired loans. Any fair value adjustments are recorded in the period incurred as a valuation allowance against OREO with the associated expense included in OREO expense, net on the consolidated statements of income.

There were no Company assets measured at fair value on a nonrecurring basis at December 31, 2023.The following table summarizes the Company's assets that were measured at fair value on a nonrecurring basis during the period ended December 31, 2022 (dollars in thousands):

		Fair Value Measurements at December 31, 2022 Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Balance as of	Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2022	Level 1	Level 2	Level 3
Assets:
Other real estate owned, net	$27	$—	$—	$27

FASB ASC 825, Financial Instruments, requires disclosure about fair value of financial instruments, including those financial assets and financial liabilities that are not required to be measured and reported at fair value on a recurring or nonrecurring basis. ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company. The Company uses the exit price notion in calculating the fair values of financial instruments not measured at fair value on a recurring basis.

The carrying values and estimated fair values of the Company's financial instruments at December 31, 2023 are as follows (dollars in thousands):

	Fair Value Measurements at December 31, 2023 Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Value
	Carrying Value	Level 1	Level 2	Level 3	Balance
Financial Assets:
Cash and cash equivalents	$66,719	$66,719	$—	$—	$66,719
Securities available for sale	521,519	—	521,519	—	521,519
Restricted stock	10,614	—	10,614	—	10,614
Loans held for sale	1,279	—	1,279	—	1,279
Loans, net of allowance	2,263,047	—	—	2,161,793	2,161,793
Bank owned life insurance	30,409	—	30,409	—	30,409
Accrued interest receivable	8,161	—	8,161	—	8,161

Financial Liabilities:
Deposits	$2,606,513	$—	$2,602,453	$—	$2,602,453
Repurchase agreements	59,348	—	59,348	—	59,348
Other short-term borrowings	35,000	—	35,000	—	35,000
Junior subordinated debt	28,435	—	—	22,985	22,985
Accrued interest payable	2,386	—	2,386	—	2,386

The carrying values and estimated fair values of the Company's financial instruments at December 31, 2022 are as follows (dollars in thousands):

	Fair Value Measurements at December 31, 2022 Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Value
	Carrying Value	Level 1	Level 2	Level 3	Balance
Financial Assets:
Cash and cash equivalents	$73,340	$73,340	$—	$—	$73,340
Securities available for sale	608,062	—	608,062	—	608,062
Restricted stock	12,651	—	12,651	—	12,651
Loans held for sale	1,061	—	1,061	—	1,061
Loans, net of allowance	2,166,894	—	—	2,096,480	2,096,480
Bank owned life insurance	29,692	—	29,692	—	29,692
Derivative - cash flow hedges	1,325	—	1,325	—	1,325
Accrued interest receivable	7,255	—	7,255	—	7,255

Financial Liabilities:
Deposits	$2,596,328	$—	$2,595,713	$—	$2,595,713
Repurchase agreements	370	—	370	—	370
Other short-term borrowings	100,531	—	100,531	—	100,531
Junior subordinated debt	28,334	—	—	24,479	24,479
Accrued interest payable	799	—	799	—	799

Note 20 – Dividend Restrictions and Regulatory Capital

The approval of the Office of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any calendar year exceeds the bank's retained net income, as defined, for that year combined with its retained net income for the preceding two calendar years. Under this formula, the Bank can distribute as dividends to the Company, without the approval of the Office of the Comptroller of the Currency, up to $65.1 million as of December 31, 2023. Dividends paid by the Bank to the Company are the only significant source of funding for dividends paid by the Company to its shareholders.

Federal bank regulators have issued substantially similar guidelines requiring banks and bank holding companies to maintain capital at certain levels. In addition, regulators may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Failure to meet minimum capital requirements can trigger certain mandatory and discretionary actions by regulators that could have a direct material effect on the Company's financial condition and results of operations.

Management believes that as of December 31, 2023, the Company and Bank met all capital adequacy requirements to which they are subject. At year-end 2023 and 2022, the most recent regulatory notifications categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

Actual and required capital amounts (in thousands) and ratios are presented below at year-end.

					To Be Well
					Capitalized Under
					Prompt Corrective
	Actual		Required for Capital Adequacy Purposes*		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2023
Common Equity Tier 1
Company	$298,885	11.70%	$178,891	>7.00%	N/A	N/A
Bank	322,168	12.61	178,826	>7.00	$166,053	>6.50%

Tier 1 Capital
Company	327,320	12.81	217,225	>8.50	N/A	N/A
Bank	322,168	12.61	217,146	>8.50	204,372	>8.00

Total Capital
Company	353,180	13.82	268,337	>10.50	N/A	N/A
Bank	348,028	13.62	268,239	>10.50	255,465	>10.00

Leverage Capital
Company	327,320	10.61	123,359	>4.00	N/A	N/A
Bank	322,168	10.46	123,238	>4.00	154,048	>5.00

December 31, 2022
Common Equity Tier 1
Company	$287,735	11.70%	$172,098	>7.00%	N/A	N/A
Bank	308,690	12.57	171,962	>7.00	$159,679	>6.50%

Tier 1 Capital
Company	316,069	12.86	208,977	>8.50	N/A	N/A
Bank	308,690	12.57	208,811	>8.50	196,528	>8.00

Total Capital
Company	336,001	13.67	258,147	>10.50	N/A	N/A
Bank	328,622	13.38	257,942	>10.50	245,660	>10.00

Leverage Capital
Company	316,069	10.36	122,086	>4.00	N/A	N/A
Bank	308,690	10.12	121,990	>4.00	152,488	>5.00

*Ratios include the conservation buffer.

Note 21 – Segment and Related Information

The Company has two reportable segments, community banking and wealth management.

Community banking involves making loans to and generating deposits from individuals and businesses. All assets and liabilities of the Company are allocated to community banking. Investment income from securities is also allocated to the community banking segment. Loan fee income, service charges from deposit accounts, and non-deposit fees such as automated teller machine fees and insurance commissions generate additional income for the community banking segment.

Wealth management includes estate planning, trust account administration, investment management, and retail brokerage. Investment management include purchasing equity, fixed income, and mutual fund investments for customer accounts. The wealth management segment receives fees for investment and administrative services.

Segment information as of and for the years ended December 31, 2023, 2022, and 2021, is shown in the following table (dollars in thousands):

	2023
	Community Banking	Wealth Management	Total
Interest income	$120,229	$—	$120,229
Interest expense	35,647	—	35,647
Noninterest income	11,585	6,751	18,336
Noninterest expense	65,008	3,042	68,050
Income before income taxes	30,664	3,709	34,373
Net income	23,229	2,930	26,159
Depreciation and amortization	3,157	5	3,162
Total assets	3,090,502	215	3,090,717
Goodwill	85,048	—	85,048
Capital expenditures	1,538	—	1,538

	2022
	Community Banking	Wealth Management	Total
Interest income	$96,004	$—	$96,004
Interest expense	5,766	—	5,766
Noninterest income	12,286	6,521	18,807
Noninterest expense	61,173	2,913	64,086
Income before income taxes	39,754	3,608	43,362
Net income	31,578	2,850	34,428
Depreciation and amortization	3,496	10	3,506
Total assets	3,065,611	291	3,065,902
Goodwill	85,048	—	85,048
Capital expenditures	1,196	—	1,196

	2021
	Community Banking	Wealth Management	Total
Interest income	$95,796	$—	$95,796
Interest expense	5,405	—	5,405
Noninterest income	15,012	6,019	21,031
Noninterest expense	56,251	2,757	59,008
Income before income taxes	51,977	3,262	55,239
Net income	40,949	2,577	43,526
Depreciation and amortization	3,697	10	3,707
Total assets	3,334,347	250	3,334,597
Goodwill	85,018	—	85,018
Capital expenditures	1,000	—	1,000

Note 22 – Parent Company Financial Information

Condensed Parent Company financial information is as follows (dollars in thousands):

	December 31,
Parent Company Condensed Balance Sheets	2023	2022
Cash	$4,343	$3,906
Securities available for sale, at fair value	1,506	1,639
Investment in subsidiaries	366,032	342,013
Due from subsidiaries	264	152
Other assets	—	2,222
Total Assets	$372,145	$349,932

Junior subordinated debt	$28,435	$28,334
Other liabilities	542	424
Shareholders' equity	343,168	321,174
Total Liabilities and Shareholders' Equity	$372,145	$349,932

	Year Ended December 31,
Parent Company Condensed Statements of Income	2023	2022	2021
Dividends from subsidiary	$16,000	$16,000	$16,000
Other income	198	146	411
Expenses	5,627	2,994	3,057
Income tax benefit	(832)	(598)	(556)
Income before equity in undistributed earnings of subsidiary	11,403	13,750	13,910
Equity in undistributed earnings of subsidiary	14,756	20,678	29,616
Net Income	$26,159	$34,428	$43,526

	Year Ended December 31,
Parent Company Condensed Statements of Cash Flows	2023	2022	2021
Cash Flows from Operating Activities:
Net income	$26,159	$34,428	$43,526
Adjustments to reconcile net income to net cash provided by operating activities:
(Equity in undistributed earnings) of subsidiary	(14,756)	(20,678)	(29,616)
Net amortization of securities	—	—	10
Net change in other assets	2,545	(876)	27
Net change in other liabilities	219	109	102
Net cash provided by operating activities	14,167	12,983	14,049
Cash Flows from Investing Activities:
Sales, calls and maturities of equity securities	—	—	6,800
Net cash provided by investing activities	—	—	6,800
Cash Flows from Financing Activities:
Common stock dividends paid	(12,755)	(12,144)	(11,827)
Repurchase of common stock	(1,044)	(7,505)	(8,810)
Proceeds from exercise of stock options	69	12	89
Net change in subordinated debt	—	—	(7,500)
Net cash used in financing activities	(13,730)	(19,637)	(28,048)
Net increase (decrease) in cash and cash equivalents	437	(6,654)	(7,199)
Cash and cash equivalents at beginning of period	3,906	10,560	17,759
Cash and cash equivalents at end of period	$4,343	$3,906	$10,560

Note 23 – Supplemental Cash Flow Information

(dollars in thousands)	As of or for the Year Ended December 31,
	2023	2022	2021
Supplemental Schedule of Cash and Cash Equivalents:
Cash and due from banks	$31,500	$32,207	$23,095
Interest-bearing deposits in other banks	35,219	41,133	483,723
	$66,719	$73,340	$506,818

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest on deposits and borrowed funds	$34,029	$5,308	$5,791
Income taxes	8,228	8,472	3,102
Noncash investing and financing activities:
Unsettled securities transactions	20,369	—	—
Transfer of loans to repossessions	—	53	—
Transfer from premises and equipment to other assets held for sale	449	—	1,316
Increase (decrease) in operating lease right-of-use asset	2,425	240	(21)
Increase (decrease) in operating lease liabilities	2,425	240	(21)
Unrealized gains (losses) on securities available for sale	14,709	(68,877)	(12,271)
Unrealized gains on cash flow hedges	—	4,125	2,068
Change in unfunded pension liability	(112)	1082	590

Note 24 – Accumulated Other Comprehensive Loss

Changes in each component of accumulated other comprehensive loss were as follows (dollars in thousands):

		Unrealized	Adjustments	Accumulated
	Net Unrealized	Gains (Losses)	Related to	Other
	Gains/Losses	on Cash Flow	Pension	Comprehensive
	on Securities	Hedges	Benefits	Loss
Balance at Balance at December 31, 2020	$7,920	$(3,846)	$(1,637)	$2,437
Net unrealized losses on securities available for sale, net of tax, $(2,643)	(9,593)	—	—	(9,593)
Reclassification adjustment for realized losses on securities, net of tax, $(7)	(28)	—	—	(28)
Net unrealized gains on cash flow hedges, net of tax, $434	—	1,634	—	1,634
Change in unfunded pension liability, net of tax, $115	—	—	475	475
Balance at December 31, 2021	(1,701)	(2,212)	(1,162)	(5,075)
Net unrealized losses on securities available for sale, net of tax, $(14,868)	(54,009)	—	—	(54,009)
Net unrealized gains on cash flow hedges, net of tax, $866	—	3,259	—	3,259
Change in unfunded pension liability, net of tax, $233	—	—	849	849
Balance at December 31, 2022	(55,710)	1,047	(313)	(54,976)
Net unrealized gains on securities available for sale, net of tax, $3,168	11,541	—	—	11,541
Reclassification adjustment for realized losses on securities, net of tax, $14	54	—	—	54
Net unrealized losses on cash flow hedges, net of tax, $387	—	408	—	408
Change in unfunded pension liability, net of tax, $(21)	—	—	(91)	(91)
Balance at December 31, 2023	$(44,115)	$1,455	$(404)	$(43,064)

The following table provides information regarding reclassifications out of accumulated other comprehensive loss (dollars in thousands):

Reclassifications Out of Accumulated Other Comprehensive Loss

For the Three Years Ended December 31, 2023

Details about AOCI Components	Amount Reclassified from AOCI			Affected Line Item in the Statement of Where Net Income is Presented
	Year Ended December 31,
	2023	2022	2021
Available for sale securities:
Realized (losses) gains on sale of securities	$(68)	$—	$35	Securities (losses)gains, net
Tax effect	14	—	(7)	Income taxes
	$(54)	$—	$28	Net of tax